Exhibit 10.1

DEO Agreement No.: SA007

Settlement Agreement and Mutual General Release

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (the “Settlement Agreement”) is made and entered into this 4th day of May, 2017 (the “Effective Date”), by and between the Florida Department of Economic Opportunity (“DEO”) and Palm Coast Data LLC (“Palm Coast”). DEO and Palm Coast are sometimes referred to collectively herein as the “Parties” and, each, as a “Party.”

Recitals

WHEREAS, Palm Coast and the State of Florida, Executive Office of the Governor’s Office of Tourism Trade and Economic Development (“OTTED”), the predecessor in interest to DEO, entered into the Quick Action Closing Funding Agreement, dated October 8, 2008 (as amended by the First Amendment to OTTED Agreement OT09-036, dated May 5, 2010, the “Funding Agreement”);

WHEREAS, pursuant to Chapter 2011-142, Laws of Florida, DEO is the successor in interest to OTTED and is lawfully permitted to pursue all claims and assessments owed to OTTED;

WHEREAS, on December 30, 2016, DEO filed a Complaint in the Second Judicial Circuit in and for Leon County, Florida seeking damages from Palm Coast for breach of contract, styled State of Florida Department of Economic Opportunity v. Palm Coast Data, LLC, Case No. 2017-CA-004 (the “Outstanding Litigation”); and

WHEREAS, the Parties deem it in their best interests to settle and resolve all disputes under, related to, arising from, or in any way connected with the Funding Agreement and to terminate the Funding Agreement.

Agreement

NOW, THEREFORE, the Parties, for and in consideration of the covenants, promises, undertakings and releases stated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby consent and agree as follows:

1.	Repayment Obligation. Palm Coast shall pay to DEO one million seven hundred sixty-three thousand dollars ($1,763,000.00) (“Full Repayment Value”) as follows:

a.	Initial Payment. Palm Coast shall pay to DEO an initial payment of one hundred sixty three thousand dollars ($163,000.00) within thirty (30) calendar days after the Effective Date.

b.	Quarterly Payments. Palm Coast shall pay to DEO the quarterly payments provided on Exhibit A on the applicable due dates noted on Exhibit A. If the scheduled due date of a quarterly payment occurs on a day that is not a business day, then such due date shall be automatically extended until the next business day immediately following such scheduled due date.

DEO Agreement No.: SA007

c.	Prepayment. The Parties agree that Palm Coast may satisfy in full its obligations under this Settlement Agreement at any time by paying DEO the present value of the Full Repayment Value then remaining unpaid, which present value calculation shall be based on (i) the due dates of the quarterly payments on Exhibit A then remaining unpaid and (ii) an interest rate of five percent (5%) per annum or, if the Parties can promptly agree, at a higher interest rate agreed upon by the Parties.

2.	Late Payment. All payments due hereunder are to be paid to DEO in full by their accompanying due date. If, for whatever reason, Palm Coast is unable to pay a quarterly payment on Exhibit A by its accompanying due date, Palm Coast shall use its commercially reasonable efforts to provide DEO with written notice of its impending inability to timely make such quarterly payment no less than ten (10) days prior to its due date. Palm Coast must then pay the amount of such quarterly payment to DEO within thirty (30) days of its scheduled due date (constituting a “Late Payment”). Palm Coast is permitted only one Late Payment under this Settlement Agreement.

3.	Default. In the event Palm Coast fails to timely make any payments required under this Settlement Agreement, DEO shall give Palm Coast written notice of such default and a ten (10) day right to cure the default following receipt of such notice from DEO. In the event Palm Coast does not cure the default within such ten (10) day period, DEO shall be entitled to demand in writing from Palm Coast payment of the unpaid amount of the Full Repayment Value, and in such case, Palm Coast shall have 30 days following receipt of such demand from DEO to make full payment of such amount to DEO. If Palm Coast fails to pay the unpaid amount of the Full Repayment Value within 30 days, any unpaid amount of the Full Repayment Value shall accrue interest at the rate of five percent (5%) per annum or the maximum rate allowed by Florida law, whichever is less, until the Full Repayment Value is paid in full. Subject to Section 11 herein, full payment of the Full Repayment Value, together with any interest accrued, shall satisfy in full Palm Coast’s obligations under this Settlement Agreement.

4.	Electronic Funds Transfer. Palm Coast shall follow DEO’s instructions for a wire transfer of the funds from Palm Coast’s or its affiliate’s financial institution to DEO’s financial institution in order to facilitate the Electronic Funds Transfer (“EFT”) between Palm Coast and DEO. DEO shall provide Palm Coast such instructions within five days after the Effective Date; provided, however, that any failure by DEO to provide wiring instructions within five days shall not prejudice DEO’s rights hereunder, except that Palm Coast may delay payment in such event, but only for such time as is reasonably necessary to remedy any actual prejudice caused by DEO’s delay in providing wiring instructions.

5.	Guaranty of Parent Company. The full and unconditional payment of the obligations of Palm Coast set forth in this Settlement Agreement shall be guaranteed by AMREP Corporation, a for-profit corporation incorporated in the State of Oklahoma, with its principal executive offices at 620 West Germantown Pike, Suite 175, Plymouth Meeting, PA 19462, pursuant to a separately executed guaranty, which is attached to this Settlement Agreement as Exhibit B, and incorporated herein by reference.

DEO Agreement No.: SA007

6.	Release and Covenant Not to Sue. Except only to enforce the terms of this Settlement Agreement, the Parties shall and do forever mutually release and discharge each other and covenant not to sue or bring any other legal or administrative action or claim against each other, or their past and current officers, directors, managers, members, employees, representatives, stockholders, affiliates, parents, subsidiaries, partners, agents, servants, insurers, sureties, predecessors, successors and assigns, receivers, executors, administrators, and beneficiaries, and any and all entities in which Palm Coast has had an interest, directly or indirectly, from and concerning any and all liabilities, rights, claims, demands, damages, debts, causes of action, agreements, warranties, controversies, promises, judgments, obligations or controversies of every kind and description, in law or equity, whether arising in law or equity or by statute, by regulation, or otherwise, and regardless of the legal theory, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue based on matters now unknown as well as known under, related to, arising from, or in any way connected with the Funding Agreement. It is understood and agreed by all Parties that the release in this Section 6 is a general release of the Parties (except only to enforce the terms of this Settlement Agreement), and it is to be construed in the broadest possible manner consistent with applicable law.

Each Party represents and warrants that it is the exclusive owner of the claims such Party is releasing in the prior paragraph and that, as of the Effective Date, such Party has not assigned, sold, transferred or otherwise conveyed those claims to any other person. Each Party represents and warrants that, other than the Outstanding Litigation, they have not filed with any court, tribunal or alternative dispute resolution organization any claim, demand, action, joinder or cause of action against the other Party or their past and current officers, directors, managers, members, employees, representatives, stockholders, affiliates, parents, subsidiaries, partners, agents, servants, insurers, sureties, predecessors, successors and assigns, receivers, executors, administrators, and beneficiaries, or any and all entities in which Palm Coast has had an interest, directly or indirectly under, related to, arising from, or in any way connected with the Funding Agreement. DEO shall, at no cost or expense to Palm Coast, immediately file all documents and take all action necessary to have the Outstanding Litigation and any other actions and proceedings under, related to, arising from, or in any way connected to the Funding Agreement dismissed and discontinued with prejudice. DEO shall promptly provide Palm Coast with evidence of its compliance with the prior sentence.

7.	Termination of Further Obligations. As of the Effective Date, the Funding Agreement shall be deemed terminated, void and of no further force and effect, and none of the Parties or any other person shall have any further liabilities or obligations under the Funding Agreement whatsoever.

8.	No Admission of Liability. The Parties have entered into this Settlement Agreement in order to avoid the substantial costs, risks, uncertainties and inconvenience of litigation. The Parties understand and agree that nothing contained in this Settlement Agreement is to be considered as an admission of liability or fault, and any such liability or fault is expressly denied.

9.	Preservation of Remedies. No delay or omission to exercise any right, power, or remedy accruing to either Party upon breach or default by either Party under this Settlement Agreement will impair any such right, power, or remedy of either Party; nor will such delay or omission be construed as a waiver of any breach or default or any similar breach or default.

DEO Agreement No.: SA007

10.	Authority. The Parties represent and warrant that they have all necessary and appropriate authority to enter into and execute this Settlement Agreement and be legally bound thereby. Each person signing this Settlement Agreement in a representative capacity represents and warrants that he/she has the full and complete authority to execute this Settlement Agreement on behalf of his/her principal or employer, and that upon execution the Settlement Agreement shall be binding upon his/her principal or employer.

11.	Attorneys’ Fees, Costs, and Expenses. All fees, costs, and expenses incurred by the Parties in negotiating and entering into this Settlement Agreement, shall be paid by the Parties incurring them, including, but not limited to, legal fees and costs. In the event of a dispute arising under this Settlement Agreement, whether or not a lawsuit or other proceeding is filed, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs. The reasonable costs to which the prevailing party is entitled shall include costs that are taxable under any applicable statute, rule, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

12.	Acknowledgments. Each of the Parties declares that it has read and understands the terms of this Settlement Agreement, that it has had the opportunity to be represented by counsel in the negotiation, execution, and delivery of this Settlement Agreement, and that it executes this Settlement Agreement voluntarily. Each of the Parties participated in the drafting of this Settlement Agreement. In the event of any ambiguity, the Parties agree that it shall not be construed against either of them.

13.	Warranties. Except as expressly set forth in this Settlement Agreement, the Parties have not made and make no other representations, warranties, statements, promises, or agreements to each other.

14.	References. As used in this Settlement Agreement, the use of the pronoun “it” shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals, government entities, partnerships, or corporations. As used in this Settlement Agreement, “person” shall mean any natural person, government entity, corporation, partnership, limited partnership, trust, estate, or other entity, and the term “affiliate” shall mean any partnership, joint venture, corporation, or other entity in which such person has an interest, or which controls, is controlled by, or is under common control with such person.

15.	Non-prejudice and Construction of Agreement. This Settlement Agreement is the product of informed negotiations that involves compromises of the Parties’ previously stated legal positions. Accordingly, this Settlement Agreement does not reflect the Parties’ views as to their rights and obligations with respect to matters or entities outside the scope of this Settlement Agreement. This Settlement Agreement is without prejudice to positions taken by DEO or Palm Coast with regard to those not within the scope of this Settlement Agreement.

DEO Agreement No.: SA007

16.	Captions and Headings. The captions and headings, to the extent used in this Settlement Agreement, are for reference purposes only and shall not be taken into account in construing or interpreting this Settlement Agreement.

17.	Invalid Provisions. If any provision of this Settlement Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Settlement Agreement, such provision(s) shall be fully severable and the invalidity, illegality, or unenforceability shall not affect any other provision of this Settlement Agreement.

18.	Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. A signed copy of this Settlement Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Settlement Agreement. Either Party may copy this completed Settlement Agreement for electronic storage in a non-editable format, at which time the paper form of this Settlement Agreement may be destroyed. Each Party agrees that following the electronic storage of this Settlement Agreement, any hardcopy printout of that electronically stored information will constitute an original of this Settlement Agreement.

19.	Applicable Law and Jurisdiction. The laws of the State of Florida shall govern the construction, enforcement and interpretation of this Settlement Agreement, regardless of and without reference to whether any applicable conflicts of laws principles may point to the application of the laws of another jurisdiction. The Parties hereby agree that the exclusive personal jurisdiction and venue to resolve any and all disputes between them arising out of or relating to this Settlement Agreement shall be in the state courts of the State of Florida in the County of Leon. With respect to any and all disputes between them arising out of or relating to this Settlement Agreement, the Parties expressly (a) consent to the exclusive personal jurisdiction and venue in any state court located in Leon County, Florida and (b) waive any defense of forum non conveniens, lack of personal jurisdiction, or like defense. IN ANY LEGAL OR EQUITABLE ACTION BETWEEN THE PARTIES ARISING FROM THIS SETTLEMENT AGREEMENT, THE PARTIES HEREBY EXPRESSLY WAIVE TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

20.	Entire Agreement and Successors and Assigns. This Settlement Agreement is a fully integrated agreement which sets forth the entire agreement and understanding of the Parties concerning the subject matter of this Settlement Agreement. This Settlement Agreement shall be binding upon the successors and assigns of the Parties and may not be waived, rescinded, canceled, terminated, supplemented, amended, or modified in any manner without the prior written consent of both DEO and Palm Coast.

21.	No Third Party Beneficiaries. This Settlement Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the Parties and such permitted successors and assigns (and as provided in the following sentence), any legal or equitable rights hereunder. Notwithstanding the foregoing, the Parties hereby designate each of their past and current officers, directors, managers, members, employees, representatives, stockholders, affiliates, parents, subsidiaries, partners, agents, servants, insurers, sureties, predecessors, successors and assigns, receivers, executors, administrators, and beneficiaries, and any and all entities in which Palm Coast has had an interest, directly or indirectly, as third-party beneficiaries of Section 6 having the right to enforce this Settlement Agreement.

DEO Agreement No.: SA007

22.	Time is of the essence. The Parties agree and acknowledge that time is of the essence with regard to payments required hereunder.

23.	No modification unless in writing. No modification of this Settlement Agreement shall be valid unless in writing and agreed upon by both Parties.

24.	Disclosure of This Agreement. The Parties agree and acknowledge that DEO may be required to disclose this Settlement Agreement pursuant to a request made under chapter 119 of the Florida Statutes. The Parties agree and acknowledge that AMREP Corporation may disclose this Settlement Agreement as it deems necessary under applicable law or the rules of any stock exchange or market on which its securities are traded.

25.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the address set forth below (or to such other address that may be designated by a Party from time to time in accordance with this paragraph):

If to DEO:
Office of the General Counsel
107 E. Madison Street, MSC 110
Tallahassee, Florida 32399-4128
Attention: General Counsel

If to PCD:
11 Commerce Boulevard
Palm Coast, Florida 32164
Attn: President

With a required copy to:
AMREP Corporation
620 West Germantown Pike, Suite 175
Plymouth Meeting, Pennsylvania 19462
Attention: General Counsel

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[SIGNATURE PAGE TO FOLLOW]

DEO Agreement No.: SA007

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be duly executed by each of their duly authorized representative(s) on the dates hereinafter subscribed.

PALM COAST DATA LLC

Date: May 4, 2017	By:	/s/ Christopher V. Vitale

	Title:	Vice President

	Print Name:	Christopher V. Vitale

FLORIDA DEPARTMENT OF ECONOMIC OPPORTUNITY

Date: May 4, 2017	By:	/s/ David J. Guerrieri Jr.

	Title:	Interim General Counsel

	Print Name:	David J. Guerrieri Jr.

DEO Agreement No.: SA007

Exhibit A

Due Date	Quarterly Payment
October 1, 2017	$40,000
January 1, 2018	$40,000
April 1, 2018	$40,000
July 1, 2018	$40,000
October 1, 2018	$40,000
January 1, 2019	$40,000
April 1, 2019	$40,000
July 1, 2019	$40,000
October 1, 2019	$40,000
January 1, 2020	$40,000
April 1, 2020	$40,000
July 1, 2020	$40,000
October 1, 2020	$40,000
January 1, 2021	$40,000
April 1, 2021	$40,000
July 1, 2021	$40,000
October 1, 2021	$40,000
January 1, 2022	$40,000
April 1, 2022	$40,000
July 1, 2022	$40,000
October 1, 2022	$40,000
January 1, 2023	$40,000
April 1, 2023	$40,000
July 1, 2023	$40,000
October 1, 2023	$40,000
January 1, 2024	$40,000
April 1, 2024	$40,000
July 1, 2024	$40,000
October 1, 2024	$40,000
January 1, 2025	$40,000
April 1, 2025	$40,000
July 1, 2025	$40,000
October 1, 2025	$40,000
January 1, 2026	$40,000
April 1, 2026	$40,000
July 1, 2026	$40,000
October 1, 2026	$40,000
January 1, 2027	$40,000
April 1, 2027	$40,000
July 1, 2027	$40,000

End of Exhibit A

DEO Agreement No.: SA007

Exhibit B

Guaranty Agreement of AMREP Corporation

DEO Agreement No.: SA007

Guaranty Agreement

THIS IS A GUARANTY OF PAYMENT WHICH IS ENFORCEABLE BY THE FLORIDA DEPARTMENT OF ECONOMIC OPPORTUNITY, ITS SUCCESSORS AND ASSIGNS. THIS IS ALSO AN ABSOLUTE AND UNCONDITIONAL GUARANTY OF PAYMENT.

THIS GUARANTY AGREEMENT (“Guaranty”) is made this 4th day of May, 2017 (the “Effective Date”), by AMREP Corporation, a for-profit corporation incorporated in the State of Oklahoma, with its principal executive offices at 620 West Germantown Pike, Suite 175, Plymouth Meeting, PA 19462 (“Guarantor”) for the benefit of the Florida Department of Economic Opportunity (“DEO”) and its successors and assigns. Guarantor and DEO are sometimes referred to collectively herein as the “Parties” and, each, as a “Party.”

Recitals

WHEREAS, Palm Coast Data LLC (the “Subsidiary Company”) is an indirect subsidiary of Guarantor;

WHEREAS, the Subsidiary Company and DEO have entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) dated as of the Effective Date; and

WHEREAS, pursuant to Section 5 of the Settlement Agreement, Subsidiary Company is obligated to provide DEO with this Guaranty.

Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and in order to induce DEO to enter into the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby consent and agree as follows:

1.	Guarantor’s Assumption of the Subsidiary Company’s Obligations. Guarantor hereby unconditionally and irrevocably guarantees to and for the benefit of DEO, and its successors and assigns, the full payment of all obligations of the Subsidiary Company under the Settlement Agreement when and if such obligations become due according to the terms of the Settlement Agreement (the “Obligations”).

2.	Payment by Guarantor. If all or any part of the Obligations shall not be paid after any cure period provided in the Settlement Agreement, Guarantor shall, immediately upon written demand by DEO or its successors or assigns, and without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever, pay to DEO or its successors or assigns, in lawful money of the United States of America, the amount of the Obligations then due and payable.

3.	Effect of Modification. Any modification or amendment of any of the Obligations in accordance with the terms of the Settlement Agreement shall not affect the liability of Guarantor hereunder.

DEO Agreement No.: SA007

4.	Extent of Guarantor’s Liability. Notwithstanding anything to the contrary herein, Guarantor’s liability under the Guaranty shall not exceed the Subsidiary Company’s payment obligations under the Settlement Agreement.

5.	Successors and Assigns. This Guaranty shall inure to the benefit of DEO and its successors and assigns. This Guaranty shall be binding on Guarantor and its successors and assigns; provided that, Guarantor shall have no right, without prior written consent of DEO, to assign any of its rights, powers, duties, or obligations under this Guaranty. Any assignment of any rights or obligations under this Guaranty shall not relieve or discharge Guarantor from any obligations under this Guaranty.

6.	Full Force and Effect. This Guaranty shall continue in full force and effect until all of the Obligations have been discharged.

7.	Enforcement Costs and Expenses. In the event that Guarantor shall fail to timely perform any provisions of this Guaranty, Guarantor shall pay to DEO, its successors or assigns, upon demand, all third party costs and expenses, including without limitation reasonably attorneys’ fees and court costs, actually and reasonably incurred by DEO, its successors or assigns, in connection with such failure by Guarantor and the successful enforcement of any obligations of Guarantor under this Guaranty.

8.	No Enforcement Conditions. This Guaranty is general, absolute, and unconditional. No conditions are attached to enforcement of this Guaranty. Presentment, notice, and demand to the Subsidiary Company and subsequent dishonor are not conditions precedent for proceeding against the Guarantor.

9.	Applicable Law and Jurisdiction. The laws of the State of Florida shall govern the construction, enforcement and interpretation of this Guaranty, regardless of and without reference to whether any applicable conflicts of laws principles may point to the application of the laws of another jurisdiction. The Parties hereby agree that the exclusive personal jurisdiction and venue to resolve any and all disputes between them arising out of or relating to this Guaranty shall be in the state courts of the State of Florida in the County of Leon. With respect to any and all disputes between them arising out of or relating to this Guaranty, the Parties expressly (a) consent to the exclusive personal jurisdiction and venue in any state court located in Leon County, Florida and (b) waive any defense of forum non conveniens, lack of personal jurisdiction, or like defense,. IN ANY LEGAL OR EQUITABLE ACTION BETWEEN THE PARTIES ARISING FROM THIS GUARANTY, THE PARTIES HEREBY EXPRESSLY WAIVE TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

10.	Authority. The Parties represent and warrant that they have all necessary and appropriate authority to enter into and execute this Guaranty and be legally bound thereby. Each person signing this Guaranty in a representative capacity represents and warrants that he/she has the full and complete authority to execute this Guaranty on behalf of his/her principal or employer, and that upon execution the Guaranty shall be binding upon his/her principal or employer.

DEO Agreement No.: SA007

11.	Costs and Expenses. All fees, costs, and expenses incurred by the Parties in this matter, in negotiating and attaining this Guaranty, shall be paid by the Parties incurring them, including, but not limited to, legal fees and costs.

12.	Acknowledgments. Each of the Parties declares that it has read and understands the terms of this Guaranty, that it has had the opportunity to be represented by counsel in the negotiation, execution, and delivery of this Guaranty, and that it executes this Guaranty voluntarily. Each of the Parties participated in the drafting of this Guaranty. In the event of any ambiguity, the Parties agree that it shall not be construed against either of them.

13.	Warranties. Except as expressly set forth in this Guaranty, the Parties have not made and make no other representations, warranties, statements, promises, or agreements to each other.

14.	References. As used in this Guaranty, the use of the pronoun “it” shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals, government entities, partnerships, or corporations. As used in this Guaranty, “person” shall mean any natural person, government entity, corporation, partnership, limited partnership, trust, estate, or other entity, and the term “affiliate” shall mean any partnership, joint venture, corporation, or other entity in which such person has an interest, or which controls, is controlled by, or is under common control with such person.

15.	Captions and Headings. The captions and headings, to the extent used in this Guaranty, are for reference purposes only and shall not be taken into account in construing or interpreting this Guaranty.

16.	Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision(s) shall be fully severable and the invalidity, illegality, or unenforceability shall not affect any other provision of this Guaranty.

17.	Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. A signed copy of this Guaranty delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Guaranty. Either Party may copy this completed Guaranty for electronic storage in a non-editable format, at which time the paper form of this Guaranty may be destroyed. Each Party agrees that following the electronic storage of this Guaranty, any hardcopy printout of that electronically stored information will constitute an original of this Guaranty.

18.	Entire Guaranty and Successors and Assigns. This Guaranty is a fully integrated agreement which sets forth the entire agreement and understanding of the Parties concerning the subject matter of this Guaranty. This Guaranty shall be binding upon the successors and assigns of the Parties and may not be waived, rescinded, canceled, terminated, supplemented, amended, or modified in any manner without the prior written consent of both DEO and Guarantor.

19.	No Third Party Beneficiaries. This Guaranty is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

DEO Agreement No.: SA007

20.	No modification unless in writing. No modification of this Guaranty shall be valid unless in writing and agreed upon by both Parties.

21.	Disclosure of This Guaranty. The Parties agree and acknowledge that DEO may be required to disclose this Guaranty pursuant to a request made under chapter 119 of the Florida Statutes. The Parties agree and acknowledge that Guarantor may disclose this Guaranty as it deems necessary under applicable law or the rules of any stock exchange or market on which its securities are traded.

22.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the address set forth below (or to such other address that may be designated by a Party from time to time in accordance with this paragraph):

If to DEO:
Office of the General Counsel
107 E. Madison Street, MSC 110
Tallahassee, Florida 32399-4128
Attention: General Counsel

If to Guarantor:
620 West Germantown Pike, Suite 175
Plymouth Meeting, Pennsylvania 19462
Attention: General Counsel

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[SIGNATURE PAGE TO FOLLOW]

DEO Agreement No.: SA007

IN WITNESS WHEREOF, the Parties have caused this Guaranty to be duly executed by each of their duly authorized representative(s) on the dates hereinafter subscribed.

AMREP CORPORATION

Date:	By :

Title:

Print Name:

FLORIDA DEPARTMENT OF ECONOMIC OPPORTUNITY

Date:	By :

Title:

Print Name: